UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 18, 2005

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item	1.01 Entry into a Material Definitive Agreement

On July 18, 2005, Gilead Sciences, Inc., a Delaware corporation (the “Company”), entered into a definitive Royalty Sale Agreement (the “Sale Agreement”) with Investors Trust & Custodial Services (Ireland) Limited, solely in its capacity as Trustee of Royalty Pharma (“Royalty Pharma”), and Emory University (“Emory”). Pursuant to the terms of the Sale Agreement, the Company and Royalty Pharma will pay an aggregate purchase price of $525 million (the “Purchase Price”), with the Company and Royalty Pharma paying $341.25 million and $183.75 million, or 65% and 35% of the Purchase Price, respectively, for all of the royalties payable by the Company under the License Agreement dated as of April 17, 1996, by and between Emory and the Company, as amended by the First Amendment to License Agreement dated as of May 6, 1999, the Second Amendment to License Agreement dated as of July 10, 2000, the Third Amendment to License Agreement dated as of May 31, 2002, the Fourth Amendment to License Agreement dated as of April 19, 2004 and the Fifth Amendment to License Agreement dated as of July 18, 2005 (as amended, the “Existing License Agreement”). At the closing of the transaction, the Company and Emory will amend and restate the Existing License Agreement to add Royalty Pharma as a party and provide that the Company will pay directly to Royalty Pharma 35% of the royalties that was payable to Emory under the Existing License Agreement. The transaction is subject to closing conditions, which include the amendment and restatement of the Existing License Agreement, the entry into a conveyance agreement by and between Emory and Royalty Pharma, which together with the Sale Agreement, will provide for Emory’s sale of 35% of the royalties payable under the Existing License Agreement to Royalty Pharma, the Company’s payment of an additional $15 million to Emory in connection with the amendment and restatement of the Existing License Agreement, and certain customary closing conditions. A copy of the press release relating to the transaction is filed as Exhibit 99.1 to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on July 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date: July 19, 2005

Exhibit Index

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on July 18, 2005.